Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Vice President of Investor Relations, or
Carlynn Finn, Senior Manager of Investor Relations
(617) 796-8251
www.tatravelcenters.com

TravelCenters of America LLC Announces Second Quarter 2013 Results

Westlake, OH (Aug 6, 2013):  TravelCenters of America LLC (NYSE: TA) today announced financial results for the three and six months ended June 30, 2013.

At June 30, 2013, TA’s business included 247 locations in 42 U.S. states and in Canada operating under the “TravelCenters of America”, “TA”, “Petro Stopping Centers”, or “Petro” travel center brand names and other brand names.  TA’s results were:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands, except per share amounts)

Revenues	$2,018,754	$2,041,507	$3,976,105	$4,036,376
Net income	$15,984	$29,852	$3,845	$15,667

Net income per share:
Basic and diluted	$0.54	$1.04	$0.13	$0.54

Supplemental Data:
Retail fuel sales volume (excluding wholesale) gallons	515,337	505,729	1,005,148	995,517
Total fuel revenues	$1,635,400	$1,689,007	$3,260,507	$3,372,200
Fuel gross margin	$89,812	$96,137	$166,740	$164,583

Total nonfuel sales	$380,041	$348,743	$709,235	$656,897
Nonfuel gross margin	$208,103	$194,329	$391,932	$365,713
Nonfuel gross margin percentage	54.8%	55.7%	55.3%	55.7%

EBITDAR(1)	$86,618	$94,115	$143,586	$143,821

(1)  A reconciliation that shows the calculation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, from net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, appears in the supplemental data below.

Business Commentary

TA’s EBITDAR for the second quarter of 2013 decreased by approximately $7.5 million, or 8.0%, to $86.6 million, versus EBITDAR for the 2012 second quarter of $94.1 million.  The decline is largely attributable to a decline in fuel gross margin per gallon, which averaged $0.17 during the 2013 second quarter versus $0.19 during the 2012 second quarter.  The impact of the decline in margin per gallon was only partially offset by a 1.9% increase in fuel sales volume, nonfuel activities and EBITDAR attributable to new sites.

Net income for the second quarter of 2013 decreased approximately $13.9 million, or 46.5%, to $16.0 million ($0.54 per share), versus net income for the 2012 second quarter of $29.9 million ($1.04 per share).  The decline is largely attributable to the decline in EBITDAR noted above and increases in depreciation and amortization and the cost of financing attributable largely to the capital projects and acquisitions made by TA during 2012 and 2013; the operations at many of the 20 sites acquired during those periods have not yet reached fully-stabilized levels currently expected by TA.

Thomas M. O’Brien, TA’s CEO, made the following statement regarding the 2013 second quarter results:

“The 2013 second quarter results are reflective of softer industry conditions than experienced in the 2012 second quarter.  Despite that softness, I remain excited about the future opportunities I expect our leadership position in our industry and our capital investments will provide.”

Investment Activity

During the six months ended June 30, 2013, TA purchased six locations (two of which were previously franchisee operated locations) for an aggregate of $27.9 million and made capital investments of $84.7 million, including $21.9 million to improve locations TA purchased during 2011 through 2013.

Capital Activity

On January 15, 2013, TA sold $110 million of 8.25% Senior Notes due 2028 in a public offering for net proceeds of approximately $105.1 million.  During the 2013 first half, TA sold to Hospitality Properties Trust, or HPT, $45.2 million of improvements to sites leased from HPT for increased rent, pursuant to the terms of the lease agreements.

Supplemental Data

In addition to the historical financial results prepared in accordance with GAAP, TA furnishes supplemental data that it believes may help investors better understand TA’s business.  Included in this supplemental data is same site operating data for the locations that were operated by TA continuously since the beginning of the earliest applicable period presented.  A presentation of EBITDAR, and a reconciliation that shows the calculation of EBITDAR from net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, also appears in the supplemental data.

Conference Call:

Later today, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three months ended June 30, 2013.  Following management’s remarks, there will be a question and answer period.

The conference call telephone number is (877) 260-8898.  Participants calling from outside the United States and Canada should dial (612) 332-0718.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available for about a week after the call.  To hear the replay, dial (320) 365-3844.  The replay pass code is 296759.

A live audio webcast of the conference call will also be available in a listen only mode on our web site at www.tatravelcenters.com.  To access the webcast, participants should visit our web site about five minutes before the call.  The archived webcast will be available for replay on our web site for about one week after the call.  The transcription, recording and retransmission in any way of TA’s second quarter conference call is strictly prohibited without the prior written consent of TA.  The Company’s website is not incorporated as part of this press release.

About TravelCenters of America LLC:

TA primarily operates and franchises travel centers under the “TravelCenters of America”, “TA”, “Petro Stopping Centers” and “Petro” brand names and offers diesel and gasoline fueling, restaurants, truck repair facilities, stores and other services.  TA’s nationwide business includes locations in 42 U.S. states and in Canada.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER TA USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•                  THIS PRESS RELEASE STATES THAT THE OPERATIONS AT MANY OF TA’S RECENTLY ACQUIRED SITES HAVE NOT YET REACHED FULLY-STABILIZED LEVELS CURRENTLY EXPECTED BY TA.  THE IMPLICATIONS OF THIS STATEMENT ARE THAT OPERATIONS AT RECENTLY ACQUIRED SITES WILL IMPROVE TO A LEVEL THAT WILL RESULT IN INCREASES IN EBITDAR AND NET INCOME IN THE FUTURE.  IN FACT, THERE ARE MANY FACTORS WHICH WILL IMPACT TA’ S FUTURE OPERATIONS THAT MAY CAUSE TA TO OPERATE LESS PROFITABLY OR UNPROFITABLY IN ANNUAL AND/OR QUARTERLY PERIODS IN ADDITION TO THOSE STATED ITEMS, INCLUDING SOME FACTORS WHICH ARE BEYOND TA’S CONTROL SUCH AS SEASONALITY, THE CONDITION OF THE U.S. ECONOMY GENERALLY, THE FUTURE DEMAND FOR TA’S GOODS AND SERVICES AND COMPETITION IN TA’S BUSINESS;

•                  THIS PRESS RELEASE REFERENCES LOCATIONS THAT TA HAS PURCHASED DURING 2013.  THE IMPLICATION OF THIS STATEMENT MAY BE THAT TA WILL BE ABLE TO OPERATE ITS PURCHASED LOCATIONS PROFITABLY.  MANY OF THE LOCATIONS TA HAS ACQUIRED PRODUCED OPERATING RESULTS WHICH MAY HAVE CAUSED THE PRIOR OWNERS TO EXIT THESE BUSINESSES AND TA’S ABILITY TO OPERATE THESE LOCATIONS PROFITABLY DEPENDS UPON MANY FACTORS, INCLUDING TA’S ABILITY TO INTEGRATE NEW OPERATIONS INTO ITS EXISTING OPERATIONS, AND SOME FACTORS WHICH ARE BEYOND TA’S CONTROL SUCH AS THE LEVEL OF DEMAND FOR TA’S GOODS AND SERVICES ARISING FROM THE U.S. ECONOMY GENERALLY; AND

•                  THIS PRESS RELEASE STATES THAT DURING THE FIRST HALF OF 2013 TA MADE CAPITAL INVESTMENTS OF $84.7 MILLION FOR IMPROVEMENTS TO EXISTING AND ACQUIRED LOCATIONS, AND SOLD TO HPT $45.2 MILLION OF IMPROVEMENTS TO LOCATIONS LEASED FROM HPT.  TA’S REGULAR OPERATIONS REQUIRE LARGE AMOUNTS OF CAPITAL INVESTMENT TO MAINTAIN THE COMPETITIVENESS OF TA’S LOCATIONS AND HPT IS NOT OBLIGATED TO PURCHASE IMPROVEMENTS TO LEASED LOCATIONS FROM TA. FURTHER, TA IS OBLIGATED TO PAY INCREASED RENT AS A RESULT OF CAPITAL IMPROVEMENTS IT SELLS TO HPT PURSUANT TO THE TERMS OF THE LEASES WITH HPT.  THERE CAN BE NO ASSURANCE THAT TA WILL HAVE SUFFICIENT WORKING CAPITAL OR CASH LIQUIDITY TO FUND FUTURE CAPITAL INVESTMENTS.

THESE AND OTHER UNEXPECTED RESULTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL, INCLUDING:

•                  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON TA, ITS CUSTOMERS AND ITS FRANCHISEES;

•                  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX RATES AND SIMILAR MATTERS;

•                  COMPETITION WITHIN THE TRAVEL CENTER INDUSTRY;

•                  FUTURE FUEL PRICE INCREASES, FUEL PRICE VOLATILITY, COMPETITION OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS;

•                  ACQUISITIONS MAY SUBJECT TA TO ADDITIONAL OR GREATER RISKS THAN TA’S CONTINUING OPERATIONS, INCLUDING THE ASSUMPTION OF UNKNOWN LIABILITIES;

•                  IN THE PAST, INCREASES IN FUEL PRICES HAVE REDUCED THE DEMAND FOR THE PRODUCTS AND SERVICES THAT TA SELLS BECAUSE HIGH FUEL PRICES MAY HAVE ENCOURAGED FUEL CONSERVATION, DIRECTED FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECTED THE BUSINESS OF TA’S CUSTOMERS.  FUTURE INCREASES IN FUEL PRICES MAY HAVE SIMILAR AND OTHER ADVERSE EFFECTS ON TA’S BUSINESS AND SOME OF THESE PAST CONSEQUENCES MAY CONTINUE, WHICH MAY ADVERSELY AFFECT TA’S BUSINESS EVEN IF FUEL PRICES DO NOT INCREASE;

•                  TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN TA’S CURRENT TERMS FOR PURCHASES ON CREDIT.  IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA’S REQUIRED WORKING CAPITAL MAY

INCREASE AND TA MAY INCUR MATERIAL LOSSES.  IN TIMES OF RISING FUEL AND NONFUEL PRICES, TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO INCREASE THE CREDIT AMOUNTS THEY EXTEND TO TA, WHICH MAY REQUIRE TA TO INCREASE ITS WORKING CAPITAL INVESTMENT.  ALSO, IN LIGHT OF TA’S HISTORICAL OPERATING LOSSES, THE AVAILABILITY AND THE TERMS OF ANY CREDIT TA MAY BE ABLE TO OBTAIN ARE UNCERTAIN;

•                  MOST OF TA’S TRUCKING CUSTOMERS TRANSACT BUSINESS WITH TA BY USE OF FUEL CARDS, WHICH ARE ISSUED BY THIRD PARTY FUEL CARD COMPANIES.  THE FUEL CARD INDUSTRY HAS ONLY A FEW SIGNIFICANT PARTICIPANTS.  FUEL CARD COMPANIES FACILITATE PAYMENTS TO TA, AND CHARGE TA FEES FOR THESE SERVICES.  COMPETITION, OR LACK THEREOF, AMONG THE FUEL CARD COMPANIES MAY RESULT IN FUTURE INCREASES IN TA’S TRANSACTION FEE EXPENSES OR WORKING CAPITAL REQUIREMENTS, OR BOTH;

•                  TA IS ROUTINELY INVOLVED IN LITIGATION AND OTHER LEGAL MATTERS INCIDENTAL TO THE ORDINARY COURSE OF ITS BUSINESS.  DISCOVERY AND COURT DECISIONS DURING LITIGATION OFTEN HAVE UNANTICIPATED RESULTS.  LITIGATION IS EXPENSIVE AND DISTRACTING TO MANAGEMENT.  TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS OR MAY BECOME INVOLVED;

•                  ACTS OF TERRORISM, GEOPOLITICAL RISKS, WARS, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND TA’S CONTROL MAY ADVERSELY AFFECT TA’S OPERATING RESULTS;

•                  ALTHOUGH TA BELIEVES THAT IT BENEFITS FROM ITS CONTINUING RELATIONSHIPS WITH HPT, REIT MANAGEMENT & RESEARCH LLC, OR RMR, AFFILIATES INSURANCE COMPANY, OR AIC, AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES, ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH TA’S MANAGING DIRECTORS, HPT, RMR, AIC AND AFFILIATED AND RELATED PERSONS AND ENTITIES MAY PRESENT A CONTRARY PERCEPTION OR RESULT IN LITIGATION;

•                  AS A RESULT OF CERTAIN TRADING IN TA’S SHARES DURING 2007, TA EXPERIENCED AN OWNERSHIP CHANGE AS DEFINED BY SECTION 382 OF THE INTERNAL REVENUE CODE, OR THE CODE.  CONSEQUENTLY, TA IS UNABLE TO USE ITS NET OPERATING LOSS GENERATED IN 2007 TO OFFSET ANY FUTURE TAXABLE INCOME.  IF TA EXPERIENCES ADDITIONAL OWNERSHIP CHANGES, AS DEFINED IN THE CODE, ITS NET OPERATING LOSSES GENERATED AFTER 2007 COULD ALSO BE SUBJECT TO USAGE LIMITATIONS; AND

•                  TA’S LIMITED LIABILITY COMPANY AGREEMENT AND BYLAWS AND CERTAIN OF TA’S OTHER AGREEMENTS AND BUSINESS LICENSES INCLUDE VARIOUS PROVISIONS WHICH MAY DETER A CHANGE OF CONTROL OF TA AND, AS A RESULT, TA’S SHAREHOLDERS MAY BE UNABLE TO REALIZE A TAKE OVER PREMIUM FOR THEIR SHARES.

TA ACCUMULATED A SIGNIFICANT DEFICIT DURING THE YEARS 2007 THROUGH 2010.  ALTHOUGH TA GENERATED NET INCOME FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2012, AND TA’S PLANS ARE INTENDED TO GENERATE NET INCOME IN FUTURE PERIODS, THERE CAN BE NO ASSURANCE THAT THESE PLANS WILL SUCCEED.

RESULTS THAT DIFFER FROM THOSE STATED OR IMPLIED BY TA’S FORWARD LOOKING STATEMENTS MAY ALSO BE CAUSED BY VARIOUS CHANGES IN TA’S BUSINESS OR MARKET CONDITIONS, AS DESCRIBED MORE FULLY IN TA’S PERIODIC REPORTS, INCLUDING TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2012, FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR “SEC”, AND TA’S QUARTERLY REPORT ON FORM 10-Q FOR THE THREE MONTHS ENDED JUNE 30, 2013, TO BE FILED WITH THE SEC, UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS,” AND “RISK FACTORS” AND ELSEWHERE IN THOSE REPORTS.  COPIES OF THOSE REPORTS ARE OR WILL BE AVAILABLE AT THE WEBSITE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION: WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended June 30,
	2013	2012
Revenues:
Fuel	$1,635,400	$1,689,007
Nonfuel	380,041	348,743
Rent and royalties	3,313	3,757
Total revenues	2,018,754	2,041,507

Cost of goods sold (excluding depreciation):
Fuel	1,545,588	1,592,870
Nonfuel	171,938	154,414
Total cost of goods sold (excluding depreciation)	1,717,526	1,747,284

Operating expenses:
Site level operating	190,646	176,088
Selling, general & administrative	24,482	24,366
Real estate rent	52,104	49,347
Depreciation and amortization	14,025	12,405
Total operating expenses	281,257	262,206

Income from operations	19,971	32,017

Income from equity investees	723	662
Acquisition costs	(205)	(316)
Interest income	307	360
Interest expense	(4,430)	(2,482)
Income before income taxes	16,366	30,241
Provision for income taxes	382	389
Net income	$15,984	$29,852

Net income per share:
Basic and diluted	$0.54	$1.04

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Six Months Ended June 30,
	2013	2012
Revenues:
Fuel	$3,260,507	$3,372,200
Nonfuel	709,235	656,897
Rent and royalties	6,363	7,279
Total revenues	3,976,105	4,036,376

Cost of goods sold (excluding depreciation):
Fuel	3,093,767	3,207,617
Nonfuel	317,303	291,184
Total cost of goods sold (excluding depreciation)	3,411,070	3,498,801

Operating expenses:
Site level operating	374,579	346,225
Selling, general & administrative	47,709	47,533
Real estate rent	103,988	98,845
Depreciation and amortization	27,248	24,264
Total operating expenses	553,524	516,867

Income from operations	11,511	20,708

Income from equity investees	1,159	462
Acquisition costs	(320)	(458)
Interest income	542	582
Interest expense	(8,495)	(4,994)
Income before income taxes	4,397	16,300
Provision for income taxes	552	633
Net income	$3,845	$15,667

Net income per share:
Basic and diluted	$0.13	$0.54

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	June 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$135,091	$35,189
Accounts receivable, net	179,084	106,273
Inventories	192,404	191,006
Other current assets	56,075	61,020
Total current assets	562,654	393,488

Property and equipment, net	609,444	576,512
Goodwill and intangible assets, net	24,571	20,041
Other noncurrent assets	33,414	28,240
Total assets	$1,230,083	$1,018,281

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$209,387	$143,605
Current HPT Leases Liabilities	31,557	28,354
Other current liabilities	143,078	111,168
Total current liabilities	384,022	283,127

Noncurrent HPT Leases liabilities	344,750	351,135
Senior Notes due 2028	110,000	—
Other noncurrent liabilities	32,579	30,585
Total liabilities	871,351	664,847

Shareholders’ equity	358,732	353,434
Total liabilities and shareholders’ equity	$1,230,083	$1,018,281

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Calculation of EBITDAR:(1)
Net income	$15,984	$29,852	$3,845	$15,667
Add: income taxes	382	389	552	633
Add: depreciation and amortization	14,025	12,405	27,248	24,264
Deduct: interest income	(307)	(360)	(542)	(582)
Add: interest expense(2)	4,430	2,482	8,495	4,994
Add: real estate rent expense(3)	52,104	49,347	103,988	98,845
EBITDAR	$86,618	$94,115	$143,586	$143,821

(1)       EBITDAR is a not a GAAP financial measure. TA calculates EBITDAR as earnings before interest, taxes, depreciation, amortization and rent. TA believes EBITDAR is a useful indication of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business. TA believes that EBITDAR is a meaningful disclosure that may help interested persons to better understand its financial performance, including comparing its performance between periods and to the performance of other companies. However, EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies. This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by U.S. generally accepted accounting principles, or GAAP.

(2)       Interest expense included the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Interest related to TA’s Senior Notes and Credit Facility	$2,742	$533	$5,115	$1,071
HPT rent classified as interest	1,743	1,810	3,484	3,620
Amortization of deferred financing costs	170	88	325	175
Capitalized interest	(316)	—	(641)	—
Other	91	51	212	128
	$4,430	$2,482	$8,495	$4,994

(3)       Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash for rent under its leases.  Cash paid under real property lease agreements was $56,064 and $54,166 during the three month periods ended June 30, 2013 and 2012, respectively, while the total rent amounts expensed during the quarters ended June 30, 2013 and 2012, were $52,104 and $49,347, respectively.  Cash paid under lease agreements was $112,323 and $107,744 during the six month periods ended June 30, 2013 and 2012, respectively, while the total rent amounts expensed during the six months ended June 30, 2013 and 2012, were $103,988 and $98,845, respectively.  GAAP requires recognition of minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term.  In addition, under GAAP, a portion of the rent TA pays to HPT is classified as interest expense and a portion of the rent payments to HPT is applied to amortize a sale/leaseback financing obligation.  Also, under GAAP, TA amortizes as a reduction of rent expense the deferred tenant improvement allowance that HPT paid to TA during the four years from 2007 through 2010 and the deferred gain realized on the sale of assets that TA leased back.  A reconciliation of these amounts is as follows.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Cash payments to HPT for rent	$53,473	$51,713	$107,125	$102,897
Other cash rental payments	2,591	2,453	5,198	4,847
Total cash payments under real property leases	56,064	54,166	112,323	107,744
Adjustments for:
Accrued estimated percentage rent not yet paid	584	208	584	208
Noncash straight line rent accrual — HPT	(523)	(1,013)	(900)	(1,134)
Noncash straight line rent accrual — other	3	54	24	163
Amortization of sale/leaseback financing obligation	(512)	(549)	(1,022)	(1,098)
Portion of rent payments classified as interest expense	(1,743)	(1,810)	(3,484)	(3,620)
Amortization of deferred tenant improvements allowance	(1,692)	(1,692)	(3,384)	(3,384)
Amortization of deferred gain on sale/leaseback transactions	(77)	(17)	(153)	(34)
Total amount expensed as rent	$52,104	$49,347	$103,988	$98,845

SUPPLEMENTAL SAME SITE OPERATING DATA

The following table presents operating data for all of the locations in operation on June 30, 2013, that were operated by TA continuously since the beginning of the earliest applicable period presented.  This data excludes revenues and expenses that were not generated at locations TA operates, such as rents and royalties from franchises, and corporate level selling, general and administrative expenses.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA(1)

(in thousands, except for number of locations and percentage amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2013	2012	Change Fav/(Unfav)		2013	2012	Change Fav/(Unfav)
Number of company operated locations	192	192	—		191	191	—

Fuel sales volume (gallons)	482,022	500,122	(3.6)%		943,299	984,615	(4.2)%

Fuel revenues	$1,512,711	$1,600,826	(5.5)%		$3,026,024	$3,193,318	(5.2)%
Fuel gross margin	$84,594	$95,670	(11.6)%		$158,089	$163,230	(3.1)%

Nonfuel revenues	$359,389	$347,284	3.5%		$670,585	$653,442	2.6%
Nonfuel gross margin	$196,657	$193,542	1.6%		$370,485	$363,870	1.8%
Nonfuel gross margin percentage	54.7%	55.7%	(100	)pts	55.2%	55.7%	(50	)pts

Total gross margin	$281,251	$289,212	(2.8)%		$528,574	$527,100	0.3%
Site level operating expenses	$178,720	$173,436	3.0%		$347,442	$339,244	2.4%
Site level operating expenses as a percentage of nonfuel revenues	49.7%	49.9%	20	pts	51.8%	51.9%	10	pts
Site level gross margin in excess of site level operating expense	$102,531	$115,776	(11.4)%		$181,132	$187,856	(3.6)%

(1)          Excludes two locations TA operates that are owned by a joint venture and locations operated by TA’s franchisees.

(End)